Exhibit 99.1

UNITED STATES OF AMERICA

BEFORE THE

BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM

WASHINGTON, D.C.

In the Matter of THE PNC FINANCIAL SERVICES GROUP, INC. Pittsburgh, Pennsylvania	Docket No. 11-026-B-HC

CONSENT ORDER

WHEREAS, The PNC Financial Services Group, Inc., Pittsburgh, Pennsylvania (“PNC”), a registered bank holding company, owns and controls PNC Bank, N.A., Wilmington, Delaware (the “Bank”), a national bank that has operated PNC Mortgage, Downers Grove, Illinois (“PNC Mortgage”), a division of the Bank, since November 2009;

WHEREAS, PNC, through PNC Mortgage, indirectly engages in the business of servicing residential mortgage loans for the Bank, U.S. government-sponsored entities (the “GSEs”), and various investors;

WHEREAS, with respect to the residential mortgage loans it services, PNC Mortgage initiates and handles foreclosure proceedings and loss mitigation activities involving nonperforming residential mortgage loans, including activities related to special forbearances, repayment plans, modifications, short refinances, short sales, cash-for-keys, and deeds-in-lieu of foreclosure (collectively, “Loss Mitigation”);

WHEREAS, as part of a horizontal review of various major residential mortgage servicers conducted by the Board of Governors of the Federal Reserve System (the “Board of

Governors”), the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency (“OCC”), and the Office of Thrift Supervision, examiners from the Federal Reserve Bank of Cleveland (the “Reserve Bank”) and the OCC have reviewed certain residential mortgage loan servicing and foreclosure-related practices at PNC Mortgage;

WHEREAS, the Bank and the OCC have entered into a consent order to address areas of weakness identified by the OCC in residential mortgage loan servicing, Loss Mitigation, foreclosure activities, and related functions;

WHEREAS, in the consent order, the OCC has made findings, which the Bank neither admitted nor denied, that there were unsafe or unsound practices with respect to the manner in which PNC Mortgage handled various foreclosure and related activities. The OCC’s findings also raised concerns that PNC did not adequately assess the potential risks associated with these activities;

WHEREAS, it is the common goal of the Board of Governors, the Reserve Bank, and PNC that PNC maintains effective corporate governance and oversight over the consolidated organization, including the establishment and maintenance of robust internal audit, risk management, and compliance programs to ensure that the consolidated organization operates in a safe and sound manner and in compliance with the terms of mortgage loan documentation and related agreements with borrowers, all applicable state and federal laws (including the U.S. Bankruptcy Code and the Servicemembers Civil Relief Act), rules, regulations, and court orders, as well as the Membership Rules of MERSCORP, Inc. and MERS, Inc. (collectively, “MERS”), servicing guides with GSEs or investors, and other contractual obligations, including those with the Federal Housing Administration and those required by the Home Affordable Modification

Program (“HAMP”), and loss share agreements with the Federal Deposit Insurance Corporation (collectively, “Legal Requirements”);

WHEREAS, it is the further goal of the Board of Governors, the Reserve Bank, and PNC that PNC and its subsidiaries effectively manage their legal, reputational, and compliance risks;

WHEREAS, the board of directors of PNC at a duly constituted meeting adopted a resolution authorizing and directing George P. Long, III to enter into this Consent Order to Cease and Desist (the “Order”) on behalf of PNC and consenting to compliance with each and every applicable provision of this Order by PNC and its institution-affiliated parties, as defined in sections 3(u) and 8(b)(3) of the Federal Deposit Insurance Act, as amended (the “FDI Act”) (12 U.S.C. §§ 1813(u) and 1818(b)(3)), and waiving any and all rights that PNC may have pursuant to section 8 of the FDI Act, including, but not limited to: (i) the issuance of a notice of charges; (ii) a hearing for the purpose of taking evidence on any matters set forth in this Order; (iii) judicial review of this Order; (iv) contest the issuance of this Order by the Board of Governors; and (v) challenge or contest, in any manner, the basis, issuance, validity, terms, effectiveness or enforceability of this Order or any provision hereof.

NOW, THEREFORE, before the filing of any notices, or taking of any testimony or adjudication of or finding on any issues of fact or law herein, and without this Order constituting an admission by PNC or any of its subsidiaries of any allegation made or implied by the Board of Governors in connection with this matter, and solely for the purpose of settling this matter without a formal proceeding being filed and without the necessity for protracted or extended hearings or testimony, it is hereby ordered by the Board of Governors that, pursuant to sections 8(b)(1) and (3) of the FDI Act (12 U.S.C. §§1818(b)(1) and 1818(b)(3)), PNC and its institution-affiliated parties shall cease and desist and take affirmative action as follows:

Source of Strength

1. The board of directors of PNC shall take appropriate steps to fully utilize PNC’s financial and managerial resources, pursuant to section 225.4(a) of Regulation Y of the Board of Governors (12 C.F.R. § 225.4(a)), to serve as a source of strength to the Bank, including, but not limited to, taking steps to ensure that the Bank complies with the Consent Order issued by the OCC regarding the Bank’s residential mortgage loan servicing activities.

Board Oversight

2. Within 60 days of this Order, the board of directors shall submit to the Reserve Bank a written plan to strengthen the board’s oversight of PNC’s enterprise-wide risk management (“ERM”), internal audit, and compliance programs concerning the residential mortgage loan servicing, Loss Mitigation, and foreclosure activities conducted through PNC Mortgage. The plan shall, at a minimum, address, consider, and include:

(a) Policies to be adopted by the board of directors that are designed to ensure that the ERM program provides proper risk management oversight with respect to PNC Mortgage’s residential mortgage loan servicing, Loss Mitigation, and foreclosure activities, particularly with respect to compliance with the Legal Requirements, and supervisory standards and guidance of the Board of Governors as they develop;

(b) policies and procedures to ensure that the ERM program provides proper risk management of independent contractors, consulting firms, law firms, or other third parties who are engaged to support residential mortgage loan servicing, Loss Mitigation, or foreclosure activities or operations, including their compliance with the Legal Requirements and PNC’s internal policies and procedures, consistent with supervisory guidance of the Board of Governors;

(c) steps to ensure that PNC’s ERM, audit, and compliance programs have adequate levels and types of officers and staff dedicated to overseeing PNC Mortgage’s residential mortgage loan servicing, Loss Mitigation, and foreclosure activities, and that these programs have officers and staff with the requisite qualifications, skills, and ability to comply with the requirements of this Order; and

(d) steps to improve the information and reports that will be regularly reviewed by the board of directors or authorized committee of the board of directors regarding residential mortgage loan servicing, Loss Mitigation, and foreclosure activities and operations, including compliance risk assessments and the status and results of measures taken, or to be taken, to remediate deficiencies in residential mortgage loan servicing, Loss Mitigation, and foreclosure activities, and to comply with this Order.

Risk Management

3. Within 60 days of this Order, PNC shall submit to the Reserve Bank an acceptable written plan to enhance its ERM program with respect to its oversight of residential mortgage loan servicing, Loss Mitigation, and foreclosure activities and operations. The plan shall be based on an evaluation of the effectiveness of PNC’s current ERM program in the areas of residential mortgage loan servicing, Loss Mitigation, and foreclosure activities and operations, and recommendations to strengthen the risk management program in these areas. The plan shall, at a minimum, be designed to:

(a) Ensure that the fundamental elements of the risk management program and any enhancements or revisions thereto, including a comprehensive annual risk assessment, encompass residential mortgage loan servicing, Loss Mitigation, and foreclosure activities;

(b) ensure that the risk management program complies with supervisory guidance of the Board of Governors, including, but not limited to, guidance entitled, “Compliance Risk Management Programs and Oversight at Large Banking Organizations with Complex Compliance Profiles,” dated October 16, 2008 (SR 08-08/CA 08-11); and

(c) establish limits for compliance, legal, and reputational risks and provide for regular review of risk limits by appropriate senior management and the board of directors or authorized committee of the board of directors.

Compliance Program

4. Within 60 days of this Order, PNC shall submit to the Reserve Bank an acceptable written plan to enhance its enterprise-wide compliance program (“ECP”) with respect to its oversight of residential mortgage loan servicing, Loss Mitigation, and foreclosure activities and operations. The plan shall be based on an evaluation of the effectiveness of PNC’s current ECP in the areas of residential mortgage loan servicing, Loss Mitigation, and foreclosure activities and operations, and recommendations to strengthen the ECP in these areas. The plan shall, at a minimum, be designed to:

(a) Ensure that the fundamental elements of the ECP and any enhancements or revisions thereto, including a comprehensive annual risk assessment, encompass residential mortgage loan servicing, Loss Mitigation, and foreclosure activities;

(b) ensure compliance with the Legal Requirements and supervisory guidance of the Board of Governors; and

(c) ensure that policies, procedures, and processes are updated on an ongoing basis as necessary to incorporate new or changes to the Legal Requirements and supervisory guidance of the Board of Governors.

Audit

5. Within 60 days of this Order, PNC shall submit to the Reserve Bank an acceptable written plan to enhance the internal audit program with respect to residential mortgage loan servicing, Loss Mitigation, and foreclosure activities and operations. The plan shall be based on an evaluation of the effectiveness of PNC’s current internal audit program in the areas of residential mortgage loan servicing, Loss Mitigation, and foreclosure activities and operations, and shall include recommendations to strengthen the internal audit program in these areas. The plan shall, at a minimum, be designed to:

(a) Ensure that the internal audit program encompasses residential mortgage loan servicing, Loss Mitigation, and foreclosure activities;

(b) periodically review the effectiveness of the ECP and ERM with respect to residential mortgage loan servicing, Loss Mitigation, and foreclosure activities, and compliance with the Legal Requirements and supervisory guidance of the Board of Governors;

(c) ensure that adequate qualified staffing of the audit function is provided for residential mortgage loan servicing, Loss Mitigation, and foreclosure activities;

(d) ensure timely resolution of audit findings and follow-up reviews to ensure completion and effectiveness of corrective measures;

(e) ensure that comprehensive documentation, tracking, and reporting of the status and resolution of audit findings are submitted to the audit committee; and

(f) establish escalation procedures for resolving any differences of opinion between audit staff and management concerning audit exceptions and recommendations, with any disputes to be resolved by the audit committee.

Approval, Implementation, and Progress Reports

6. (a) PNC shall submit written plans that are acceptable to the Reserve Bank within the applicable time periods set forth in paragraphs 3, 4, and 5 of this Order.

(b) Within 10 days of approval by the Reserve Bank, PNC shall adopt the approved plans. Upon adoption, PNC shall implement the approved plans and thereafter fully comply with them.

(c) During the term of this Order, the approved plans shall not be amended or rescinded without the prior written approval of the Reserve Bank.

(d) During the term of this Order, PNC shall revise the approved plans and as necessary to incorporate new or changes to the Legal Requirements and supervisory guidance of the Board of Governors. The revised plans shall be submitted to the Reserve Bank for approval at the same time as the progress reports described in paragraph 7 of this Order.

7. Within 30 days after the end of each calendar quarter following the date of this Order, the board of directors of PNC or authorized committee of the board of directors shall submit to the Reserve Bank written progress reports detailing the form and manner of all actions taken to secure compliance with the provisions of this Order and the results thereof. The Reserve Bank may, in writing, discontinue the requirement for progress reports or modify the reporting schedule.

Notices

8. All communications regarding this Order shall be sent to:

(a)	Jerrold L. Newlon

Assistant Vice President

Federal Reserve Bank of Cleveland

P.O. Box 6387

East 6th & Superior

Cleveland, Ohio 44101-1387

(b)	Robert F. Hoyt

Chief Regulatory Affairs Officer

The PNC Financial Services Group, Inc.

One PNC Plaza 249 Fifth Avenue

Pittsburgh, PA 15222-2707

Miscellaneous

9. The provisions of this Order shall be binding on PNC and its institution-affiliated parties in their capacities as such, and their successors and assigns.

10. Each provision of this Order shall remain effective and enforceable until stayed, modified, terminated or suspended in writing by the Reserve Bank.

11. Notwithstanding any provision of this Order, the Reserve Bank may, in its sole discretion, grant written extensions of time to PNC to comply with any provision of this Order.

12. The provisions of this Order shall not bar, estop or otherwise prevent the Board of Governors, the Reserve Bank, or any federal or state agency or department from taking any further or other action affecting PNC, any of its current or former institution-affiliated parties, PNC’s successors or assigns, or any of PNC’s subsidiaries.

13. Nothing in this Order, express or implied, shall given to any person or entity, other than the parties hereto, and their successors hereunder, any benefit or any legal or equitable right, remedy, or claim under this Order.

By Order of the Board of Governors effective this 13th day of April, 2011.

THE PNC FINANCIAL SERVICES GROUP, INC.		BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM

By:	/s/ George P. Long, III	By:	/s/ Jennifer J. Johnson
	George P. Long, III		Jennifer J. Johnson
	Chief Governance Counsel and		Secretary of the Board
Corporate Secretary